Exhibit 99.1

Xenacare Holdings Forward Looking Guidance for 3rd Quarter Sales

Xenacare Is Pleased to Announce Substantial Sequential Quarterly Growth in Reorder Sales of Cobroxin

BOCA RATON, FL, Sep 16, 2010 (MARKETWIRE via COMTEX) -- Xenacare Holdings (OTCBB: XCHO) announces that in the 1st quarter of 2010, 78% of the first quarter sales of Cobroxin were initial stocking orders and restocking orders were 8.9%. The Cobroxin reorder sales for the 2nd quarter were $391,826 which is a 491% increase over the first quarter reorder rate. To date the 3rd quarter of 2010 the reorder sales are $713,121 which is a 182% increase over the second quarter as our TV advertising has accelerated.

"Combined with our other streams of Cobroxin sales in early September we are optimistic about the rest of the quarter," said Xenacare President Frank Rizzo.

"We thank all our customers, team members and suppliers for the rapid acceptance of Cobroxin, which is a totally new product in the multi-billion dollar over the counter pain medication market," he added.

XenaCare Management hopes this guidance allows investors to recognize that a strong pull through is occurring in the Marketplace. In addition we have mass distributors that are positioning to take the Cobroxin product line to independent retailers over the next two quarters. Independent retailers are essential in continuing the branding and increasing the demand for Cobroxin.

Xenacare Holdings was granted the exclusive license by NutraPharma Corporation (OTCBB: NPHC) to market and distribute Cobroxin within the United States.

http://www.Cobroxin.com

http://www.XenaCare.com

Cautionary Note Concerning Forward Looking Statements

Except for the historical and present factual information contained herein, the matters set forth in this document, including statements regarding our anticipated sales for Cobroxin are forward looking statements. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company's expectations. There are many risks, uncertainties and other factors that can prevent the achievement of our goals or cause results to differ from those expressed or implied by these forward-looking statements including, without limitation, the risks described in greater detail in filings made by the Company with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the anticipated results expressed or implied herein will not be realized. The Company's filings may be accessed at the SEC's Edgar system at www.sec.gov.

Contact:

XenaCare Holdings

Frank Rizzo

561-496-6676

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